                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.

                  Dated: February 13, 2003


                                    WAM Acquisition GP, Inc.
                                      for itself and as general partner of
                                      LIBERTY WANGER ASSET MANAGEMENT, L.P.



                                    By:  /s/ Bruce H. Lauer
                                         ---------------------------------
                                             Bruce H. Lauer
                                             Senior Vice President and Secretary


                                Page 9 of 9 pages